UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 2, 2004

Date of Report (Date of Earliest Event Reported)

HUMPHREY HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	0-25060	52-1889548
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7170 Riverwood Drive

Columbia, Maryland 21046

(Address of Principal Executive Offices) (Zip Code)

(443) 259-4900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On August 2, 2004, Humphrey Hospitality Trust, Inc. (the Company) issued a press release announcing that, having received lender approval, the Company has entered into a management agreement with Royal Host, a publicly owned real estate investment trust, effective August 1, 2004, and terminated the Company’s management agreement with Humphrey Hospitality Management, Inc., also effective August 1, 2004. The Company also announced that director James I. Humphrey, Jr., has sold his 6.10% ownership in the Company and resigned as a director of the Company. A copy of this release is being filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits
99	Press release dated August 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMPHREY HOSPITALITY TRUST, INC.

August 2, 2004	/s/ Michael M. Schurer
Michael M. Schurer
Chief Financial Officer, Treasurer and Secretary

HUMPHREY HOSPITALITY TRUST, INC.

INDEX TO EXHIBITS

Exhibit Number
99	Press release dated August 2, 2004.